As filed with the Securities and Exchange Commission on April 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-0820877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mr. Michael Panosian

Chief Executive Officer

ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / proposed maximum offering price per unit / proposed maximum aggregate offering price (1)(2)		Amount of registration fee
Common Stock, par value $0.0001 per share		(3)		(3)
Preferred stock		(3)		(3)
Debt securities		(3)		(3)
Warrants (4)		(3)		(3)
Units (5)		(3)		(3)
Total:	$100,000,000		$12,980.00

(1)	This registration statement pertains to $100,000,000 of securities that may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock of the registrant as may be issued upon conversion, exchange or exercise of other securities registered hereunder. Separate consideration may or may not be received for the shares of common stock issuable upon such conversion, exchange or exercise.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities being registered.
(3)	Not required to be included as to each class in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
(4)	Warrants will represent rights to purchase securities registered hereby. Because the warrants will provide a right only to purchase the securities offered hereunder, no additional registration fee is required for the warrants.
(5)	Any registered securities may be sold separately or as units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each unit will be issued under a unit agreement. Because units will consist of securities registered hereunder, no additional registration fee is required for the units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 7, 2020

PROSPECTUS

$100,000,000

ToughBuilt Industries, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that may be offered. We will provide specific information and the amounts, prices and terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements and term sheets, together with any documents incorporated by reference, carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer these securities directly to investors, through agents, underwriters or dealers to be designated by us at a future date, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities, including the names of any underwriters, dealers or agents involved and any applicable purchase price, fee, commission or discount arrangement between or among them.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TBLT.” On April 6, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.153 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $19,607,899, based on 130,005,641 shares of common stock outstanding, of which 127,324,018 shares are held by non-affiliates, and a per share value of $0.153, based on the closing price of our common stock on the Nasdaq Capital Market on April 6, 2020. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is    , 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the common stock, preferred stock, debt securities, warrants and units described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. In no event will we sell securities with a value exceeding more than one-third of our “public float” (the aggregate market value of our outstanding common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75,000,000. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as the “securities”. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor any applicable underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

Unless the context otherwise requires, the terms “ToughBuilt Industries,” the “Company,” “we,” “us” and “our” refer to ToughBuilt Industries, Inc. and not to any of its existing or future subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the risk factors under the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus.

Our Business

References in this section to the “Company,” “we,” “us” and “our” refer to ToughBuilt Industries, Inc. and our consolidated subsidiaries.

We market and distribute various home improvement and construction product lines for both the do-it-yourself (DIY) and professional markets under the TOUGHBUILT® brand name, within the global multi-billion dollar per year tool market industry. All of our products are designed by our in-house design team.

ToughBuilt designs and manages its product life cycles through a controlled and structured process. We involve customers and industry experts from our target markets in the definition and refinement of our product development. Product development emphasis is placed on meeting industry standards and product specifications, ease of integration, ease of use, cost reduction, design-for manufacturability, quality and reliability.

Since August 2013, pursuant to a Service Agreement with Belegal Industrial Co., Ltd. (“Belegal”), we have been collaborating with Belegal, whose team of experts has provided ToughBuilt additional engineering and sourcing services and quality control support for our operations in China. Belegal assists us with supply-chain issues for our operations in China by, among other things, facilitating the transmission of our purchase orders to our suppliers in China, conducting “in-process” quality checking and inspection, and shipping end-products manufactured in China to their final destinations.

Our business is based on development of innovative and state-of-the-art products, primarily in tools and hardware category, with particular focus on the building and construction industry with the ultimate goal of making life easier and more productive for the contractors and workers alike.

Our current product line includes major categories related to this field, with several additional categories, in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products, each of which is described below. Additionally, we have developed a line of ruggedized mobile devices with proprietary applications designed to maximize the productivity of our target customers in the field. We anticipate launching sales of our mobile products during the fourth quarter of 2020.

The mission of our company includes, but is not limited to, providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty.

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Implications of being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

● being permitted to present only two years of audited financial statements in this prospectus;

● being permitted to provide less extensive narrative disclosure than other public companies including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

● being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

● being permitted to defer complying with certain changes in accounting standards; and

● being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (a) December 31, 2023, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

Corporate Information

Our company was incorporated on April 9, 2012 as Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015. The address of our principal office is 25371 Commercentre Drive, Suite 200, Lake Forest, California 92630 and our telephone number is (949) 528-3100. Our corporate website is www.toughbuilt.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

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The Offering

Securities offered pursuant to this prospectus

We may offer and sell from time to time up to an aggregate of $100 million of any of, or units comprised of, or other combinations of, the following securities:

●    Common Stock. We may issue shares of our common stock. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as, and if declared by our Board of Directors. Holders of common stock are entitled to one vote per share, and do not have cumulative voting rights in the election of directors.

●    Preferred Stock. We may issue shares of our preferred stock in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

●    Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities either separately or together with, upon conversion of or in exchange for other securities.

●    Warrants. We may issue warrants to purchase shares of common stock, preferred stock and/or debt securities of the Company. We may issue warrants independently or together with other securities.

●    Units. We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Use of proceeds	We anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes. Please see “Use of Proceeds” below.

Risk factors	Investing in our common stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in our common stock that you should consider before investing in our common stock, see “Risk Factors” below and all other information set forth in this prospectus.

Nasdaq symbol	TBLT

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements” below for a discussion of forward-looking statements and the significance of such statements in the context of this prospectus.

Risks Related to Our Company

We have a limited operating history on which to judge our business prospects and management.

Our company was incorporated and commenced operations in April 2012. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that we will successfully address any of these risks.

Certain provisions of our Articles of Incorporation could allow concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our shareholders.

Provisions of our articles of incorporation adopted by our Board of Directors, such as our ability to designate and issue a class of preferred stock, without shareholder approval, may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving our company that is not approved by our Board of Directors, even if those events may be perceived to be in the best interests of our shareholders. For example, one or more of our affiliates could theoretically be issued a newly authorized and designated class of shares of our preferred stock. Such shares could have significant voting power, among other terms. Consequently, anyone to whom these shares were issued could have sufficient voting power to significantly influence if not control the outcome of all corporate matters submitted to the vote of our common shareholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors, and mergers and other business combinations involving our company. In addition, through any such person’s control of the Board of Directors and voting power, the affiliate may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by our company. In addition, the concentration of voting power in the hands of an affiliate could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our shareholders and may adversely affect the future market price of our common stock should a trading market therefor develop.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

5

We have recorded a net loss for the years ended December 31, 2019 and 2018

We may not be able to generate any profit in the foreseeable future. For the year ended December 31, 2019, we realized a net loss of $4,300,969 compared to a net loss of $27,651,412 for the year ended December 31, 2018. Accordingly, there is no assurance that we will realize profits in fiscal 2020 or thereafter. Our financials as of December 31, 2019 raised substantial doubt about our ability to continue as a going concern; however, we believe that our current cash balances coupled with anticipated cash flow from operating activities and the funds raised in this offering will be sufficient to meet our working capital requirements for at least one year from the date of the issuance of the financial statements incorporated by reference herein. We continue to control our cash expenses as a percentage of expected revenue on an annual basis and thus may use our cash balances in the short-term to invest in revenue growth. Management is focused on growing the Company’s existing product offering, as well as its customer base, to increase its revenues. We cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. We may need to raise additional capital in the future. However, we cannot assure that we will be able to raise additional capital on acceptable terms, or at all. Our inability to generate profits could have an adverse effect on our financial condition, results of operations and cash flows.

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

We must effectively manage the growth of our operations, or our company will suffer.

Our significant increase in the scope and the scale of our mobile product launch, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, we anticipate that our operating expenses will continue to increase. Expansion of our operations may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in our results of operations.

Because we have transactions with companies in China, we may have limited legal recourse under Chinese law if disputes arise with third parties.

The Chinese government has enacted certain laws and regulations dealing with matters such as corporate organization and governance, foreign investment, mergers and acquisitions, intellectual property, commerce, taxation and trade. However, the experience of the Peoples’ Republic of China (the “PRC” or “China”) in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If any new business ventures in which we may become involved are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of any acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies and other instrumentalities of the Chinese government or those acting on its behalf, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

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Reliance on foreign suppliers could adversely affect our business.

We source our products from suppliers located in Asia and the United States. Our Asian vendors are located primarily in China, which subjects us to various risks within the region including regulatory, political, economic and foreign currency changes. Our ability to select and retain reliable vendors and suppliers who provide timely deliveries of quality products efficiently will impact our success in meeting customer demand for timely delivery of quality products. Our sourcing operations and our vendors are impacted by labor costs in China. Labor historically has been readily available at low cost relative to labor costs in North America. However, as China is experiencing rapid social, political and economic changes, labor costs have risen in some regions and there can be no assurance that labor will continue to be available to us in China at costs consistent with historical levels or that changes in labor or other laws will not be enacted which would have a material adverse effect on our ability to source our products from China. Interruption of supplies from any of our vendors, or the loss of one or more key vendors, could have a negative effect on our business and operating results.

Changes in currency exchange rates might negatively affect the profitability and business prospects of our company and our overseas vendors. In particular, although the Chinese Renminbi has recently depreciated against the U.S. Dollar, if the Chinese Renminbi appreciates with respect to the U.S. Dollar in the future, we may experience cost increases on such purchases, and this can adversely impact profitability. Future interventions by China may result in further currency appreciation and increase our product costs over time. We may not be successful at implementing customer pricing or other actions in an effort to mitigate the related effects of the product cost increases.

Additional factors that could adversely affect our business include increases in transportation costs, new or increased import duties, transportation delays, work stoppages, capacity constraints and poor quality.

Due to our significant level of international operations, we are subject to international operational, financial, legal and political risks, especially in China.

A substantial part of our operations are expected to be outside of the United States and some of our customers and our suppliers have some or all of their operations in countries other than the United States, more specifically in China. Risks associated with our doing business outside of the United States include:

●	compliance with a wide variety of foreign laws and regulations, particularly labor, environmental, tariff and trade regulations and other laws and regulations that govern our operations in those countries;

●	legal uncertainties regarding taxes, tariffs, quotas, export controls, export licenses, import controls and other trade barriers;

●	economic instability in the countries of our suppliers and customers, particularly in the Asia-Pacific region, causing delays or reductions in orders for their products and therefore our sales;

●	political instability in the countries in which our suppliers operate, particularly in China and Taiwan;

●	difficulties in collecting accounts receivable and longer accounts receivable payment cycles; and

●	potentially adverse tax consequences.

Any of these factors could harm our own, our suppliers’ and our customers’ international operations and businesses and impair our and their ability to continue expanding into international markets and obtaining supply of goods necessary to sell our products.

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Changes in tariffs, import or export restrictions, Chinese regulations or other trade barriers may reduce gross margins.

We may incur increases in costs due to changes in tariffs, import or export restrictions, other trade barriers, or unexpected changes in regulatory requirements, any of which could reduce our gross margins. For example, the Trump administration proposed tariffs of as much as $60 billion against Chinese goods in mid-March 2018, which remained partially in effect at the end of 2019. It is difficult to anticipate the impact on our business caused by the proposed tariffs or whether the proposed changes in tariffs will materialize in the future. Given the relatively fluid regulatory environment in China and the United States, there could be additional tax, tariffs or other regulatory changes in the future. Any such changes could directly and materially adversely impact our financial results and general business condition.

Contract drafting, interpretation and enforcement in China involve significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and to not be as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our existing goods. Assuming we obtain sufficient funding to increase our production capacity and determine in the future to construct our own facility, any projects that we undertake to increase such capacity may not be manufactured on the anticipated timetable or within budget. We may also experience quality control issues as we implement these production upgrades. Any material delay in completing these projects, or any substantial increase in costs or quality issues in connection with these projects, could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could result in harming our financial condition.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills and know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Michael Panosian. His absence, were it to occur, could materially and adversely impact the development and implementation of the projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

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Risks Related to Our Business

We have limited manufacturing capabilities and we are dependent upon third parties to manufacture our product.

We are dependent upon our relationships with independent manufacturers to fulfill most of our product needs. While we have several manufacturing facilities available to us, we currently are using only one manufacturer for each of our products besides our limited capabilities. Accordingly, we are dependent on the uninterrupted and efficient operation of these manufacturers’ facilities. Our ability to market and sell our products requires that our product be manufactured in commercial quantities, without significant delay and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to have our products manufactured at a cost that permits us to charge a price acceptable to the customer while also accommodating any distribution costs or third-party sales compensation. If our current manufacturers are unable for any reason to fulfill our requirements, or seek to impose unfavorable terms, we will have to seek out other contract manufacturers, which could disrupt our operations and have a material adverse effect on our results of operation and financial condition. Competitors who perform their own manufacturing may have an advantage over us with respect to pricing, availability of products, and in other areas through their control of the manufacturing process.

We face significant competition and continuous technological change, and developments by competitors may render our licensed technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may not ever be profitable.

If we are able to fund and implement our business plan we will likely compete against fully integrated technology companies and smaller companies that are collaborating with larger technology companies. In addition, many of these prospective competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and have substantially greater financial resources than we do.

If our prospective competitors develop and commercialize technologies faster than we do or develop and commercialize technologies that are superior to our technology candidates, our commercial opportunities will be reduced or eliminated. The extent to which any of our technology candidates achieve market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the technology industry is intense and has been accentuated by the rapid pace of development. Almost all of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do. These organizations also compete with us to:

●	attract parties for acquisitions, joint ventures or other collaborations;
●	license proprietary technology that is competitive with the technology we are developing;
●	attract funding; and
●	attract and hire talented and other qualified personal.

Our competitors may succeed in developing and commercializing products earlier than we do. Our competitors may also develop products or technologies that are superior to those we are developing and render our technology candidates or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products and technologies, our marketing and sales will suffer and we may not ever be profitable.

Our development of innovative features for current products is critical to sustaining and growing our sales.

Historically, our ability to provide value-added custom-engineered products that coordinate existing and new technology with the requirements of efficient space utilization has been a key element of our success. We spend a significant amount of time and effort to refine, improve and adapt our existing products for new customers and applications. The introduction of new product features requires the coordination of the design, manufacturing and marketing of the new product features with current and potential customers. The ability to coordinate these activities with current and potential customers may be affected by factors beyond our control. While we will continue to emphasize the introduction of innovative new product features that target customer-specific opportunities, we do not know if any new product features we introduce will achieve the same degree of success that we have achieved with our existing products. Introduction of new product features typically requires us to increase production volume on a timely basis while maintaining product quality. Manufacturers often encounter difficulties in increasing production volumes, including delays, quality control problems and shortages of qualified personnel or raw materials. As we attempt to introduce new product features in the future, we do not know if we will be able to increase production volume without encountering these or other problems, which might negatively impact our financial condition or results of operations.

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Our products may never achieve market acceptance by customers in markets necessary for commercial success and the market opportunity may be smaller than we estimate.

There can be no assurance that the market will continue the acceptance of our products we introduced in recent years or will accept new products, such as our mobile device products and our proposed clothing line for the construction industry scheduled for introduction in 2020. There can also be no assurance that the level of sales generated from these new products (including the introduction of products into new geographic markets) relative to our expectations will materialize. Market acceptance of any product candidate depends on a number of factors including, but not limited to:

●	Vendor production delays;
●	Difficulties encountered in shipping from overseas;
●	Reliance upon third-party carriers for our product shipments from our distribution centers to customers;
●	Product improvements and new product introductions require significant financial and other resources, including significant planning, design, development, and testing at the technological, product and manufacturing process levels;
●	Our competitors’ new products may beat our products to market, be more effective with more features, be less expensive than our products, and/or render our products obsolete;
●	Any new products that we develop may not receive market acceptance or otherwise generate any meaningful net sales or profits for us relative to our expectations based on, among other things, existing and anticipated investments in manufacturing capacity and commitments to fund advertising, marketing, promotional programs and research and development;
●	Changes in customs regulations in each of the markets around the world that might entail significant change in duty rate or other importation restrictions;
●	Materials shortages and/or significant cost increases that might impact overall cost of the products; and
●	Trade embargos or trade barriers between nations.

Any failure by any of our product candidates to achieve market approval or commercial success would adversely affect our business prospects.

We are just commencing commercialization of our new mobile device products.

We are just commencing commercialization of our new mobile device products with apps being introduced in the second quarter for mobile device products and our ruggedized mobile phones in the fourth quarter of 2020. Even if we are successful in developing these new products that reach commercialization, we will not be successful unless these products gain market acceptance. The degree of market acceptance of these products will depend on a number of factors, including:

●	the competitive environment;
●	our ability to enter into strategic agreements with manufacturers; and
●	the adequacy and success of distribution, sales and marketing efforts.

Even if we successfully develop one or more of these products, we may not become profitable.

Risks associated with the disruption of manufacturing operations could adversely affect profitability or competitive position.

We manufacture a limited portion of the products we sell. Any prolonged disruption in the operations of our or our manufacturers’ existing manufacturing facilities, whether due to technical or labor difficulties, facility consolidation or closure actions, lack of raw material or component availability, destruction of or damage to any facility (as a result of natural disasters, use and storage of hazardous materials or other events), or other reasons, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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The inability to continue to introduce new products that respond to customer needs and achieve market acceptance could result in lower revenues and reduced profitability.

Sales from new products represent a significant portion of our net sales and are expected to continue to represent a significant component of our future net sales. We may not be able to compete effectively unless we continue to enhance existing products or introduce new products to the marketplace in a timely manner. Product improvements and new product introductions require significant financial and other resources, including significant planning, design, development, and testing at the technological, product and manufacturing process levels. Our competitors’ new products may beat our products to market, be more effective with more features, be less expensive than our products, and/or render our products obsolete. Any new products that we develop may not receive market acceptance or otherwise generate any meaningful net sales or profits for us relative to our expectations based on, among other things, existing and anticipated investments in manufacturing capacity and commitments to fund advertising, marketing, promotional programs and research and development.

The global tool, equipment, and diagnostics and repair information industries are competitive.

We face strong competition in all of our market segments. Price competition in our various industries is intense and pricing pressures from competitors and customers are increasing. In general, as a manufacturer and marketer of premium products and services, the expectations of our customers are high and continue to increase. Any inability to maintain customer satisfaction could diminish our premium image and reputation and could result in a lessening of our ability to command premium pricing. We expect that the level of competition will remain high in the future, which could limit our ability to maintain or increase market share or profitability.

Product liability claims and other kinds of litigation could affect our business, reputation, financial condition, results of operations and cash flows.

The products that we design and/or manufacture, and/or the services we provide, can lead to product liability claims or other legal claims being filed against us. To the extent that plaintiffs are successful in showing that a defect in a product’s design, manufacture or warnings led to personal injury or property damage, or that our provision of services resulted in similar injury or damage, we may be subject to claims for damages. Although we are insured for damages above a certain amount, we bear the costs and expenses associated with defending claims, including frivolous lawsuits, and are responsible for damages below the insurance retention amount. In addition to claims concerning individual products, as a manufacturer, we can be subject to costs, potential negative publicity and lawsuits related to product recalls, which could adversely impact our results and damage our reputation.

We have in the past, and may in the future, be subject to legal proceedings other than those relating to product liability claims.

Our products could be recalled.

The Consumer Product Safety Commission or other applicable regulatory bodies may require the recall, repair or replacement of our products if those products are found not to be in compliance with applicable standards or regulations. A recall could increase costs and adversely impact our reputation, and thereby negatively impact our financial condition, results of operations and cash flows.

We plan to expand our international operations, which will subject us to risks inherent with operations outside of the United States.

Although we do not have significant foreign operations at this time other than selling our products through retailers, we intend to seek and expand upon opportunities in foreign markets that we anticipate will constitute significant markets for our products. However, even with the cooperation of a commercialization partner, conducting product development in foreign countries involves inherent risks, including, but not limited to difficulties in staffing, funding and managing foreign operations; unexpected changes in regulatory requirements; export restrictions; tariffs and other trade barriers; difficulties in protecting, acquiring, enforcing and litigating intellectual property rights; fluctuations in currency exchange rates; and potentially adverse tax consequences. If we were to experience any of the difficulties listed above, or any other difficulties, any international development activities and our overall financial condition may suffer and cause us to reduce or discontinue our international development efforts.

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We may be at risk for delay in product development and other economic repercussions as a result of the COVID-19 pandemic.

We may be at risk as a result of the current COVID-19 pandemic. Risks that could affect our business include the duration and scope of the COVID-19 pandemic and the impact on the demand for our products; actions by governments, businesses and individuals taken in response to the pandemic; the length of time of the COVID-19 pandemic and the possibility of its reoccurrence; the timing required to develop effective treatments and a vaccine in the event of future outbreaks; the eventual impact of the pandemic and actions taken in response to the pandemic on global and regional economies; and the pace of recovery when the COVID-19 pandemic subsides.

Purchasers of home improvement goods may not choose to shop online, which could create barriers from our growing our business.

We sell our products both through brick and mortar stores and online. The online market for home improvement goods in the United States is less developed than the online market for apparel, consumer electronics and other consumer products and, we believe, only accounts for a small portion of the market as a whole. If the online market for home improvement goods does not gain acceptance, our business may suffer. Our success will depend, in part, on our ability to attract consumers who have historically purchased home improvement goods through traditional retailers. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures in order to attract additional online consumers to our sites and convert them into purchasing customers. Specific factors that could impact consumers’ willingness to purchase home improvement goods from us include:

●	concerns about buying products, and in particular larger products, without a physical storefront, face-to-face interaction with sales personnel and the ability to physically examine products;

●	delivery time associated with online orders;

●	actual or perceived lack of security of online transactions and concerns regarding the privacy of personal information;

●	delayed shipments or shipments of incorrect or damaged products;

●	inconvenience associated with returning or exchanging items purchased online; and

●	usability, functionality and features of our sites.

If the shopping experience we provide does not appeal to consumers or meet the expectations of existing customers, we may not acquire new customers at rates consistent with historical periods, and existing customers’ buying patterns and levels may be less than historical rates.

The loss of, or reduced purchases from, any retailers could have a material adverse effect on our operating results.

We do not have long-term contracts with any of our retailers and all of our retailers generally purchase from us on a purchase order basis. As a result, retailers generally may, with no notice or penalty, cease ordering and selling our products, or materially reduce their orders. If certain retailers, individually or in the aggregate, choose to no longer sell our products, to slow their rate of purchase of our products, to move our products from prime spacing on shelving and other prominent displays or to decrease the number of products they purchase, our results of operations would be adversely affected.

We may be adversely affected by the financial condition of our retailers and distributors.

Some of our retailers and distributors may have experienced financial difficulties in the past. A retailer or distributor experiencing such difficulties generally will not purchase and sell as many of our products as it would under normal circumstances and may cancel orders. In addition, a retailer or distributor experiencing financial difficulties generally increases our exposure to uncollectible receivables. We extend credit to our retailers and distributors based on our assessment of their financial condition, generally without requiring collateral, and sometimes are not able to obtain information regarding their current financial status. Failure of these retailers or distributors to remain current on their obligations to us could result in losses that exceed the reserves we set aside in anticipation of this risk. Additionally, while we have credit insurance against some of our larger retailers, there is no assurance that such insurance will sufficiently cover any losses. We are also exposed to the risk of our customers declaring bankruptcy, exposing us to claims of preferential payment claims. Financial difficulties on the part of our retailers or distributors could have a material adverse effect on our results of operations and financial condition.

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We could be the subject of breaches in our cybersecurity.

The company’s products, services and systems may be used in critical company, customer or third-party operations, or involve the storage, processing and transmission of sensitive data, including valuable intellectual property, other proprietary or confidential data, regulated data, and personal information of employees, customers and others. Successful breaches, employee malfeasance, or human or technological error could result in, for example, unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third party data or systems; theft of sensitive, regulated, or confidential data including personal information and intellectual property; the loss of access to critical data or systems through ransomware, destructive attacks or other means; and business delays, service or system disruptions or denials of service.

We may need to increase the size of our organization and we may experience difficulties in managing growth.

We intend to rapidly expand operations to implement our business strategy. We also may acquire other companies or technologies. Any expansion or acquisitions are expected to place a significant strain on our managerial, operational, and financial resources. To manage the expected growth of operations, we may need to develop and maintain operational and financial systems and procedures and controls, which may cause us to incur significant expenses. As we may incur many of these expenses before receiving any significant revenues from our efforts, it may be more difficult to achieve or maintain profitability.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment us, including the risk of losing their entire investment.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property, our business may be adversely affected.

We must protect the proprietary nature of the intellectual property used in our business. There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties. Currently, our intellectual property includes issued patents, patent applications, trademarks, trademark applications and know-how related to business, product and technology development. We plan on taking the necessary steps, including but not limited to the filing of additional patents as appropriate. There is no assurance any additional patents will issue or that when they do issue they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. Nonetheless, we currently rely on contractual obligations of our employees and contractors to maintain the confidentiality of our products. To compete effectively, we need to develop and continue to maintain a proprietary position with respect to our technologies, and business. The risks and uncertainties that we face with respect to intellectual property rights principally include the following:

●	patent applications that we file may not result in issued patents or may take longer than expected to result in issued patents;

●	we may be subject to interference proceedings;

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●	other companies may claim that patents applied for by, assigned or licensed to, us infringe upon their own intellectual property rights;

●	we may be subject to opposition proceedings in the U.S. and in foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies that we have licensed or developed;

●	any patents issued to us may expire and competitors may utilize the technology found in such patents to commercialize their own products; and

●	enforcement of patents is complex, uncertain and expensive.

It is also possible that others may obtain issued patents that could prevent us from commercializing certain aspects of our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. If we license patents, our rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and we may be unable to do so. Furthermore, there can be no assurance that the work-for-hire, intellectual property assignment and confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know- how or other proprietary information. As all of our products are manufactured in China, and we may not have the same strength of intellectual property protection and enforcement in China as in North America or Europe, we are at a greater risk of a third party appropriating our intellectual property. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy. The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Some competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect relationships with future clients;

●	cause delays or stoppages in providing products;

●	divert management’s attention and resources;

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●	subject us to significant liabilities; and

●	require us to cease some or all of its activities.

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on devices in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Our patent position is highly uncertain and involves complex legal and factual questions.

Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we might not have been the first to make the inventions covered by each of our pending patent applications and issued patents; we might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications will result in issued patents; our issued patents may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

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We have applied for and will continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents would adversely affect our business and operations.

Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Many of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants, as well as through other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our manufacturing processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, or others, or the trade secrets of those persons and entities. As our industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

Risks Related to the Offering of our August 2019 Convertible Notes and Subsequent Exchange into Series D Preferred Stock

A substantial number of shares of our common stock may be issued pursuant to the terms of convertible notes we issued in August 2019 (the “Convertible Notes”) and Series D Preferred Stock, into which $5.5 million principal amount of our Convertible Notes were exchanged, which could cause the price of our common stock to decline.

The Convertible Notes are convertible into shares of our common stock at an initial conversion price of $1.00 per share, for an aggregate of 11,500,000 shares, or approximately 31% of our outstanding common stock as of January 17, 2020 (without taking into account the limitations on the conversion of the Convertible Notes as described elsewhere in this prospectus).

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Furthermore, the number of shares of common stock to be issued may be substantially greater if the Convertible Notes and Series D Preferred Stock are converted into shares of common stock in accordance with the installment conversion process or the warrants issued in conjunction with the Convertible Notes and Series D Preferred Stock are exercised, each as described elsewhere in this prospectus. In such cases the number of shares issued will be determined based on the then-current market price. We cannot predict the market price of our common stock at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Convertible Notes. The number of shares of common stock to be issued also may be substantially greater if we voluntarily reduce the conversion price of the Convertible Notes as permitted under Section 7(d) of the Convertible Notes.

The Convertible Notes and Series D Preferred Stock likely will be converted only at times when it is economically beneficially for the holder to do so, and we are entitled to pay interest in shares and make installment conversions only at a price per share that is at a discount to the then-current market price. In any event, the issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock by the selling stockholder of the Convertible Notes or the Series D Preferred Stock, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the selling stockholder of the Convertible Notes or the Series D Preferred Stock of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock. On October 15, 2019, our resale registration statement for 17,250,000 shares of our common stock (to be issued upon conversion of the Convertible Notes) on Form S-1 was declared effective.

The requirement that we repay the Convertible Note and interest thereon and redeem the Series D Preferred Stock in cash under certain circumstances, and the restrictive covenants contained in the Convertible Note and Series D Preferred Stock, could adversely affect our business plan, liquidity, financial condition, and results of operations.

We may be required to repay the Convertible Note and interest thereon and/or redeem the Series D Preferred Stock in cash, if we do not meet certain customary equity conditions (including minimum price and volume thresholds) or in certain other circumstances. For example, we will be required to repay the outstanding principal balance and accrued but unpaid interest and/or redeem the Series D Preferred Stock, along with a premium, upon the occurrence of a Change of Control (as defined in the Convertible Note). In addition, the Convertible Note and Series D Preferred Stock contain restrictive covenants, including financial covenants. These obligations and covenants could have important consequences on our business. In particular, they could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on the Convertible Note and/or redemption of the Series D Preferred Stock;

●	limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint, ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the Convertible Note and/or Series D Preferred Stock;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors that have lower fixed costs.

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The debt service requirements of any other outstanding indebtedness or preferred stock we incur or issue in the future, as well as the restrictive covenants contained in the governing documents for any such indebtedness, could intensify these risks.

In the event we are required to repay the Convertible Note and/or redeem the Series D Preferred Stock in cash, we may seek to refinance the remaining balance, by either refinancing with the holder of the Convertible Note and/or Series D Preferred Stock, by raising sufficient funds through a sale of equity or debt securities or by obtaining a credit facility. No assurances can be given that we will be successful in making the required payments under the Convertible Note and/or Series D Preferred Stock, or in refinancing our obligations on favorable terms, or at all. Should we determine to refinance, it could be dilutive to shareholders.

If we are unable to make the required cash payments, there could be a default under the Convertible Note and/or Series D Preferred Stock. In such event, or if a default otherwise occurs under the Convertible Note, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of the Convertible Note and/or Series D Preferred Stock could require us to immediately repay 115% of the outstanding principal and interest on the Convertible Note and/or redeem the Series D Preferred Stock in cash.

RISKS RELATED TO BEING A PUBLIC COMPANY

Our shares will be subject to potential delisting if we do not maintain the listing requirements of the NASDAQ Capital Market.

NASDAQ has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange. As of the date of this prospectus, we are not in compliance with NASDAQ’s $1.00 per share minimum bid price rule, and the Company has an extended deadline to regain compliance until June 22, 2020.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by NASDAQ, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

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Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult in the future for us to attract and retain qualified members of our Board of Directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

The market price of our common stock and warrants may be volatile, and you may not be able to resell your shares and warrants at or above the initial public offering price.

The market price for our common stock and warrants may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours;

●	general economic or political conditions in the United States or elsewhere;

●	any delay in development of our products or services;

●	our failure to comply with regulatory requirements;

●	our inability to commercially launch products and services and market and generate sales of our products and services,

●	developments or disputes concerning our intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

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●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

●	future sales of our common stock or other securities, including shares issuable upon the exercise of outstanding warrants or convertible securities or otherwise issued pursuant to certain contractual rights;

●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common stock due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important development, commercialization or sales milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common stock to be particularly volatile and negative results would have a substantial negative impact on the price of our common stock and warrants.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. The market price of our common stock and warrants will fluctuate and there can be no assurances about the levels of the market prices for our common stock and warrants.

In some cases, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements disclosure;

●	taking advantage of an extension of time to comply with new or revised financial accounting standards;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders are not provided information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. While we are not currently delaying the implementation of any relevant accounting standards, in the future we may avail ourselves of this right, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

FINRA sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure is expensive. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

As a publicly reporting company, we are faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act and the rules of the NASDAQ Stock Market. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

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Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock and warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock and warrants or trading volume to decline.

Exercise or conversion of outstanding warrants and convertible securities will dilute shareholders’ percentage of ownership.

We have issued convertible securities, options and warrants to purchase shares of our common stock to our officers, directors, consultants and other shareholders in public and private transactions. In the future, we may grant additional options, warrants and convertible securities. The exercise or conversion of options, warrants or convertible securities will dilute the percentage ownership of our shareholders, which may have a negative effect on the trading price of our common stock. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may exercise or convert such options, warrants and convertible securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our common stock is trading at a price higher than the exercise or conversion price of the securities. The exercise or conversion of outstanding warrants, options and convertible securities will have a dilutive effect on the securities held by our shareholders.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our commON stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “will”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

Risks that could affect our business include the duration and scope of the COVID-19 pandemic and the impact on the demand for our products; actions by governments, businesses and individuals taken in response to the pandemic; the length of time of the COVID-19 pandemic and the possibility of its reoccurrence; the timing required to develop effective treatments and a vaccine in the event of future outbreaks; the eventual impact of the pandemic and actions taken in response to the pandemic on global and regional economies; and the pace of recovery when the COVID-19 pandemic subsides.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.cutera.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020.

●	Our Current Report on Form 8-K filed with the SEC on March 30, 2020.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on November 8, 2018 (File No. 001-38739), including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (ii) after the effectiveness of the registration statement and before the termination of the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that were filed with it. The statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. We qualify any statement by reference to the copy of the contract or document filed as an exhibit to the registration statement. If you would like a copy of any document incorporated in this prospectus by reference (other than exhibits unless these exhibits are specifically incorporated by reference in a document), you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630, Telephone: (949) 528-3100.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representation not contained or incorporated by reference in this prospectus. If you receive any of that kind of information or if any of those types of representations are made to you, you must not rely on the information or representations as having been authorized by the Company. Also, you must not consider that the delivery of this prospectus or any sale made under it implies that the affairs of the Company have remained unchanged since the date of this prospectus, or that the information contained in this prospectus is correct or complete as of any time after the date of this prospectus.

This prospectus and any supplement to this prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this prospectus to any person in any jurisdiction in which this offer or solicitation is unlawful.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures. Pending use of the net proceeds, we may invest them in capital preservation instruments, including interest-bearing securities. Additional information relating to the use of net proceeds from the sale of securities covered by this prospectus will be set forth in prospectus supplements relating to specific offerings.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue two classes of stock. The total number of shares of stock that we are authorized to issue is two hundred and five million (205,000,000) shares, consisting of two hundred million (200,000,000) shares of common stock, $0.0001 par value and five million (5,000,000) shares of preferred stock, $0.0001 par value. On January 17, 2020, we filed an amendment to our articles of incorporation with the State of Nevada to increase our authorized shares of common stock to 200,000,000

Common Stock

On April 6, 2020, there were 130,005,641 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Our directors are elected by a plurality of the votes cast by the stockholders entitled to vote at our annual meeting of stockholders.

Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of our common stock are entitled to receive dividends ratably when, as and if declared by our Board of Directors, out of funds legally available for that purpose and, upon our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. We have not paid any dividends on our common stock and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of our common stock have no preemptive, subscription or redemption rights pertaining to the common stock and have no rights to convert their common stock into any other securities. The absence of preemptive rights could result in a dilution of the interest of the existing stockholders should additional shares of common stock be issued. In addition, the rights of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future. See “Risk Factors” for a further description of risks related to the common stock.

All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the Nasdaq Capital Market under the symbol “TBLT.”

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Preferred Stock

Our preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

The terms of the Series D Preferred Stock, of which there were 1,216 shares outstanding on April 6, 2020, are as follows:

Stated Value	$1,000 per share, subject to increase for (a) any capitalized dividends and (b) on June 30, 2020 (and each six month anniversary thereafter), the Stated Value shall increase by 5%.

Dividends:	The Series D Preferred Stock shall participate with any dividends paid to the holders of Common Stock. In addition, from now until June 30, 2020, shall accrue dividends at a rate of 8% per annum and from June 30, 2020 and thereafter, at 12% per annum, which shall capitalize to the stated value of the Series D Preferred Stock on a monthly basis. Upon the occurrence of certain triggering events, the Series D Preferred Stock shall accrue additional dividends at a default rate set forth in the definitive documentation.

Conversion Price:	The Investor may elect to convert the Series D Preferred Stock into shares of Common Stock at a conversion price (the “Conversion Price”) equal to $1.00 per share. The Conversion Price of the Series D Preferred Stock shall be subject to customary adjustments for stock splits, dividends, recapitalizations and similar events. The Series D Preferred Stock shall be alternatively convertible at the Alternate Conversion Price (as defined in our previously outstanding notes (the “Existing Notes”).

Voting Rights

Series D Preferred Stock vote together on all matters as a class, with the approval of a majority of the Series D Preferred Stock required to amend or waive any term or condition of the Series D Preferred Stock. Series D Preferred Stock shall vote on an as-converted basis with the holders of Common Stock on all matters (subject to applicable ownership blockers, including not exceeding 19.9% in any event).

Company Exchange Right	The Company shall have the right to exchange the Series D Preferred Stock, at its option back into senior secured convertible notes in the form of the Existing Notes, at any time, with such New Exchange Notes having an initial outstanding amount equal to the stated value, accrued and unpaid dividends and any other amounts outstanding with respect to such Series D Preferred Stock subject to such exchange.

Limitations on Beneficial Ownership:	Notwithstanding anything herein to the contrary, no Preferred Stock of any Investor shall be issued or shall be convertible if after such conversion such Investor would beneficially own more than 4.99% of the shares of Common Stock then outstanding (as defined under Section 13(d) of the Securities Act of 1933, as amended).

Exchange Cap	The Series D Preferred Stock shall share the Exchange Cap of the August 19, 2019 Series A Note and Series B Note and, to the extent the Existing Notes have been converted into 19.9% of the Common Stock, shall not be convertible until such time as stockholder approval has been obtained and/or additional shares of Common Stock are eligible to be converted thereunder in compliance with the rules and regulations of the Principal Market.

Anti-Takeover Effects of Nevada Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Nevada law, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, such negotiation could result in an improvement of the terms of such proposals.

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Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws include provisions that authorize our Board of Directors, without any action by our stockholders, to designate and issue shares in such classes or series, including classes or series of preferred stock, as it deems appropriate and to establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. Our Certificate of Incorporation provides that our authorized capital consists of 305,405,010 shares of capital stock, of which 300,000,000 shares are designated as common stock and 5,405,010 shares are designated as preferred stock.

The rights of holders of preferred stock and other classes of common stock that may be issued may be superior to the rights granted to the holders of the existing classes of common stock. Further, the ability of the Board of Directors to designate and issue such designated shares could impede or deter an unsolicited tender offer or takeover proposal regarding the Company and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of common stock. Issuance of preferred stock, which may be accomplished through a public offering or a private placement, may dilute the voting power of holders of our common stock, such as by issuing preferred stock with superior voting rights, and may render the removal of current management more difficult, even if such removal may be in the stockholders’ best interests. Any such issuance of preferred stock could prevent the holders of common stock from realizing a premium on their shares. See “Description of Capital Stock – Preferred Stock.”

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more shareholders, at least 100 of whom are shareholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 855-9VSTOCK.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer thereunder may differ from the terms we describe below.

The debt securities will be issued under an indenture (the “Indenture”) between us and a trustee named in the prospectus supplement (the “Trustee”). We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The following summary of selected provisions of the Indenture is not complete and is qualified in its entirety by reference to the provisions of the Indenture, which provisions are incorporated by reference in this prospectus. You should review the form of Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated under the Indenture and those made part of the Indenture by reference to Trust Indenture Act of 1939, as amended (the “TIA”). Capitalized terms used in the summary and not defined herein have the meanings specified in the Indenture.

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General

The Indenture does not limit the amount of debt securities we may issue, and we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. As of the date of this prospectus, we have no debt securities issued and outstanding. The debt securities will be exclusively our obligations and not of our subsidiaries, and, therefore, the debt securities will be structurally subordinate to the debt and liabilities of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title;

●	any limit upon the aggregate principal amount;

●	the date or dates on which the principal is payable;

●	the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

●	the date or dates from which interest shall accrue;

●	the date or dates on which interest shall be payable;

●	the record dates for the determination of holders to whom interest is payable;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the place or places where the principal and any interest shall be payable;

●	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

●	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

●	if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

●	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

●	the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	whether the debt securities are issuable as global securities and, in such case, the identity for the depositary;

●	any deletion from, modification of or addition to the Events of Default (as defined below) or covenants;

●	any provisions granting special rights to holders when a specified event occurs;

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●	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

●	any special tax implications of the debt securities;

●	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any guarantor or co-issuer;

●	any special interest premium or other premium;

●	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

●	the currency in which payments shall be made, if other than U.S. dollars.

Limitation on Mergers and Other Transactions

The Indenture provides that we may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless the following conditions are satisfied:

●	either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and

●	an officer’s certificate and an opinion of counsel are delivered to the Trustee to the effect that the conditions set forth above have been satisfied.

The restrictions in the second and third bullets above shall not be applicable to:

●	our merger or consolidation with an affiliate of ours if our Board of Directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

●	our merger with or into a single one of our direct or indirect wholly-owned subsidiaries pursuant to Section 251(g) (or any successor provision) of the NBCL.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, us under the Indenture and, subject to the terms of the Indenture, we will be released from the obligation to pay principal and interest on the debt securities and all obligations under the Indenture.

For purposes of the foregoing, if we consummate a Holding Company Reorganization (as defined below), the newly formed holding company (New HoldCo, as defined below) shall be treated as the “successor person,” and the Holding Company Reorganization shall constitute the transfer to New HoldCo of substantially all of our assets; as such, we will be discharged from all obligations and covenants under the Indenture, and New HoldCo will be the sole obligor on the debt securities.

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“Holding Company Reorganization” shall mean our merger with and into our newly formed wholly-owned, indirect subsidiary (“MergerCo”), all of the equity interests of which shall be held by our newly formed wholly-owned, direct subsidiary (“New HoldCo”), all of the equity interest of which shall be initially be held by us. Such merger shall be effected pursuant to Section 251(g) (or any successor provision) of the NBCL and shall not require the vote of our stockholders. Each of our shares of common stock shall be converted into a right to receive one share of New HoldCo common stock, with identical terms and rights as our common stock immediately prior to such conversion.

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be furnished to the Trustee within 15 days after we file such document or report with the SEC.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to debt securities:

(1) the failure to pay interest on any debt securities when the same becomes due and payable and the Default continues for a period of 60 days;

(2) the failure to pay the principal (or premium, if any) of any debt securities, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3) a default in the performance, or breach, of our obligations under the “Limitation on Mergers and Other Transactions” covenant described above;

(4) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least a majority of the outstanding principal amount of each series of debt securities affected, voting together as a single class;

(5) (a) a failure to make any payment at maturity on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries) outstanding in an amount in excess of $50.0 million or its foreign currency equivalent at the time and continuance of such failure to pay after any applicable grace period, or (b) a default on any of our Indebtedness (other than Indebtedness owing to any of our Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $50.0 million or its foreign currency equivalent at the time, without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under the Indenture will be deemed cured; or

(6) certain events of bankruptcy or insolvency affecting us or any of our Significant Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of each series of debt securities affected, voting together as a single class, may declare the principal of and accrued interest on all such debt securities to be due and payable by notice in writing to us and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all debt securities shall automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder.

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Notwithstanding the foregoing, the Indenture provides that, at any time after a declaration of acceleration with respect to one or more series of debt securities as described above, the Holders of a majority in principal amount of each series of debt securities affected, voting together as a single class, may rescind and cancel such declaration of acceleration and its consequences if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description of Events of Default above, the Trustee shall have received an officer’s certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the debt securities of each series affected, voting together as a single class, may waive any existing default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any debt securities of a series.

The Holders may not enforce the Indenture except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of each series of debt securities affected that is then outstanding, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Nothing in the Indenture shall impair the right of a Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on or with respect to the debt securities.

We will be required to provide a certificate to the Trustee, from our principal executive, financial or accounting officer or our treasurer, promptly upon any such officer obtaining knowledge of any default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any default or Event of Default) that has occurred and, if applicable, describe such default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders

No director, officer, employee, incorporator, agent, stockholder or affiliate of us or any of our Subsidiaries, as applicable, shall have any liability for any of our or our Subsidiaries’ obligations under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the debt securities, by accepting such security, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the debt securities.

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when such payments are due;

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(2) our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and our obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a default or Event of Default with respect to the applicable series of debt securities. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the debt securities of a series:

(1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, to the effect that the Holders of the applicable debt securities will not recognize gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or Event of Default shall have occurred and be continuing with respect to the applicable debt securities then-outstanding on the date of such deposit (other than a default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings) or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any our Subsidiaries is bound;

(6) we must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(7) certain other customary conditions precedent are satisfied.

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Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the Indenture) as to all outstanding debt securities of a series, when:

(1) either:

(A) all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit, together with irrevocable instructions from us directing the Trustee to apply such funds to the payment thereof at the applicable maturity or redemption date, as the case may be;

(2) we have paid all other sums then due and payable under the Indenture; and

(3) we have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture or the applicable series of debt securities for certain specified purposes, including:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3) to comply with the provisions described under “Consolidation, Merger, Sale or Conveyance” in the Indenture in the case of a merger or consolidation;

(4) to maintain the qualification of the Indenture under the TIA;

(5) to evidence and provide for the acceptance of appointment by a successor Trustee;

(6) to conform the text of the Indenture or the terms of the debt securities to any provision of this “Description of Debt Securities” or other description of the debt securities contained in the applicable prospectus supplement relating to the offer and sale of such debt securities;

(7) to establish the form or terms of the debt securities of any series as permitted by the terms of the Indenture;

(8) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture, in each case in compliance with the provisions thereof; or

(9) to make any change that would provide any additional rights or benefits to the Holders of the debt securities (including to secure the debt securities, add guarantees with respect thereto, to add to our covenants for the benefit of the Holders or to surrender any right or power conferred upon us) or that does not adversely affect the legal rights under the Indenture of any Holder of the debt securities in any material respect.

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In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of all then-outstanding debt securities affected by such modification or amendment, voting together as a single class, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the aggregate principal amount of debt securities of any series at maturity whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or repurchase or reduce the redemption price therefor;

(4) make any debt securities payable in currency other than that stated in the debt securities or change the place of payment of the debt securities from that stated in the debt securities or in the Indenture;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder’s debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in aggregate principal amount of each series of debt securities affected to waive defaults or Events of Default;

(6) make any change in these amendment and waiver provisions; or

(7) make any change to or modify the ranking of the debt securities that would adversely affect the Holders.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the Trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such amount became due and payable will be repaid to us upon our request. Thereafter, any right of any Holder to such funds shall be enforceable only against us, and the Trustee and paying agents will have no liability therefor.

Governing Law

The Indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities and the warrants may be attached to or separate from any offered securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered trust under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, but not limited to, the following:

●	The offering price and aggregate number of warrants offered;

●	The currency for which the warrants may be purchased;

●	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	The terms of our rights to redeem the warrants;

●	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	The dates on which the right to exercise the warrants will commence and expire;

●	The manner in which the warrant agreements and warrants may be modified;

●	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;

●	The terms of the securities issuable upon exercise of the warrants; and

●	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Each warrant will entitle the holder to purchase the common stock, preferred stock and/or debt securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. Additional information about the exercise of the warrants will be specified in the applicable prospectus supplement.

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued will contain additional important terms and provisions of the units being offered, and may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any applicable prospectus supplement and any free writing prospectus we may authorize to be provided to you related to the series of units being offered, in addition to the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement will describe:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	On any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

●	Directly to investors in privately negotiated transactions or through a specific bidding, auction, other process or otherwise;

●	To investors through agents, or directly to agents;

●	To or through brokers or dealers, including through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers and through purchases by a broker-dealer as a principal and resale by the broker-dealer for its account;

●	Through underwriters, broker-dealers, agents, in privately negotiated transactions or any combination of these methods;

●	To the public through underwriting syndicates led by one or more managing underwriters;

●	To one or more underwriters acting alone for resale to investors or to the public;

●	Through short sales;

●	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	Through a combination of any such methods of sale; or

●	By any other method permitted pursuant to applicable law.

The distribution of the securities may be effected from time to time, in one or more transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time or sale or at prices related to such prevailing market prices, or at negotiated prices, as determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	The name or names of any underwriters, dealers or agents;

●	The purchase price of the securities and the proceeds to us from the sale;

●	Any arrangements under which the underwriters have the option to purchase additional securities from us;

●	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	Any public offering price;

●	Any discounts or concessions allowed or reallowed or paid to dealers; or

●	Any securities exchange or market on which the securities offered by the prospectus supplement may be listed.

Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

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We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

There is currently no market for any of the offered securities other than the common stock, which is listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of the issuance of the shares offered in this prospectus will be passed upon for us by Jolie Kahn, Esq., New York, New York. Marcum LLP may also provide opinions regarding certain other matters. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our financial statements at December 31, 2019 and 2018 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the fees and expenses incurred, or expected to be incurred, by the registrant in connection with the registration of the securities being registered, other than underwriting discounts and commissions. All amounts are estimates, except the SEC registration fee. Estimated expenses only include information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

SEC registration fee	$12,980
Legal fees and expenses	$15,000
Accounting fees and expenses	$5,000
Printing fees and expenses	$1,000
Miscellaneous fees and expenses	$1,000
Total	$34,980

Item 15. Indemnification of Directors and Officers.

We are subject to the laws of Nevada on corporate matters, including its indemnification provisions. Section 145 of the General Corporation Law of Nevada (the “NBCL”) provides that Nevada corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful; and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Certificate of Incorporation

The Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the NBCL, no director of the Company will have personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in the Amended and Restated Certificate of Incorporation will eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the NBCL or (iv) for any transaction from which the director derived an improper personal benefit. In the event the NBCL is amended so as to authorize corporate action further eliminating or limiting the liability of directors of the Company, the liability of the directors will thereupon be eliminated or limited to the maximum extent permitted by the NBCL, as so amended from time to time.

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The Company will indemnify any person: (a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe such person’s action was unlawful; or (b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clauses (a) and (b) in the preceding paragraph or in defense of any claim, issue, or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The rights conferred on any director of the Company under the Amended and Restated Certificate of Incorporation will inure to the benefit of any entity that is affiliated with such director and that is a stockholder of the Company. Any indemnification under clauses (a) and (b) in the preceding paragraph (unless ordered by a court) will be made by the Company only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in clauses (a) and (b) in the preceding paragraph. Such determination will be made: (1) by the Board of Directors of a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding; (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Amended and Restated Certificate of Incorporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

The indemnification and advancement of expenses provided by or granted pursuant to the Amended and Restated Certificate of Incorporation will not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

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The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Amended and Restated Certificate of Incorporation.

For purposes of the Amended and Restated Certificate of Incorporation, references to “the Company” include, in addition to the resulting Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Company or is or was serving at the request of such constituent Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise will stand in the same position under the Amended and Restated Certificate of Incorporation with respect to the resulting or surviving Company as he or she would have with respect to such constituent Company if its separate existence had continued.

The indemnification and advancement of expenses provided by or granted pursuant to the Amended and Restated Certificate of Incorporation will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacities as directors and officers.

Indemnification Agreements

We have entered into indemnification agreements with each of our current executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to us and to advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Additionally, we may enter into indemnification agreements with any future directors or executive officers.

Item 16. Exhibits.

Exhibit Number	Description
1.1 *	Form of Underwriting Agreement.
1.2 *	Form of Placement Agent Agreement.
3.1**	Composite copy of Articles of Incorporation, as amended
3.2**	Bylaws
3.3**	Certificate of Designation of Class B Convertible Preferred Stock
3.4***	Certificate of Change Pursuant to NRS 78.209
3.5**	Form of Series D Preferred Stock
4.1 *	Form of Certificate of Designation for Preferred Stock.
4.2 +	Form of Indenture.
4.3 *	Form of Debt Security.
4.4 *	Form of Warrant Agreement with Form of Warrant.
4.5 *	Form of Unit Agreement.
5.1 +	Opinion of Jolie Kahn, Esq.
23.1 +	Consent of Marcum LLP.
23.2 +	Consent of Jolie Kahn, Esq. (included in its opinion filed as Exhibit 5.1).
25.1 *	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.

*	To be filed, if necessary, by amendment, as an exhibit to a document to be incorporated by reference herein or as an exhibit to a current report on Form 8-K.
**	Filed with our Registration on Form S-1 dated July 9, 2018 and Current Report on Form 8-K dated January 17, 2020.
***	Filed with Amendment No. 2 to Registration Statement on Form S-1 dated September 17, 2018.

+	Filed herewith.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California on April 7, 2020.

TOUGHBUILT INDUSTRIES, INC.

By:	/s/ Michael Panosian
Name:	Michael Panosian
Title:	Chief Executive Officer and President

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Panosian	Chairman and Chief Executive Officer	April 7, 2020
Michael Panosian	(Principal Executive Officer)

/s/ Jolie Kahn	Chief Financial Officer	April 7, 2020
Jolie Kahn	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Faught	Director	April 7, 2020
Robert Faught

/s/ Frederick D. Furry	Director	April 7, 2020
Frederick D. Furry

/s/ Paul Galvin	Director	April 7, 2020
Paul Galvin

/s/ Joshua Keeler	Director	April 7, 2020
Joshua Keeler

/s/ Linda Moossaian	Director	April 7, 2020
Linda Moossaian

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